Dated October 31, 2012

ARX GOLD CORP (DUCP)

FORMERLY KNOWN AS DAULTON CAPITAL CORP (1)

ASCOT MINING PLC (2)

VERITAS GOLD CR S.A. (3)

Agreement Relating to Acquisition of
50 % of Veritas Gold CR SA

DATED 31ST October, 2012

BETWEEN:

(1) **ARX GOLD CORP** Formerly known as **DAULTON CAPITAL CORP** a company registered under the laws of Nevada and publicly trading with stock trading symbol DUCP , whose principal office is at Level 13, 40 Creek Street Brisbane, 4000, Queensland Australia. (**"DUCP"**);

(2) **ASCOT MINING PLC** a company registered under the laws of England and Wales whose registered office is at 4th Floor, 36 Spital Square, London, UK, E1 6DY, London (**"ASCOT "**)

(3) **VERITAS GOLD CR SA** a company incorporated under the laws of Costa Rica whose registered office is in Costa Rica, and business address is 4th Floor, 36 Spital Square, London, UK, E1 6DY, London (**"Veritas"**).

BACKGROUND

(A) Veritas Gold, is a Subsidiary of Ascot Mining Plc, it owns and operates the **"Chassoul"** Gold mine in Costa Rica and is seeking $2.0 Million to discharge debt and $500 K in working capital to expand gold production in Costa Rica

(B) Ascot Gold PLC are the controlling shareholders in Veritas Gold and are willing to agree to exchange One Hundred Million common shares of DUCP, and the commitment of DUCP to loan Veritas Gold $2.5 million for a 50 % shareholding in Veritas Gold CR S.A. on the terms as contained herein

(C) DUCP is proposing to acquire the 50 % shareholding in Veritas Gold CR SA for $10.0 million in exchange for 100 million common shares of DUCP issued at $0.10 cents per share and the undertaking to loan $2.5 million of cash into Veritas Gold which monies will then be used by as to $2.0 million by Veritas Gold to satisfy the debt obligations set out in this Agreement and as to $500 k for working capital to expand production at the Chassoul Gold mine in Costa Rica

(D) The Parties wish to enter this agreement for DUCP to acquire the 50 % shareholding in Veritas Gold in exchange for the delivery of 100 million shares of DUCP to Ascot Mining PLC and the loan of the $2.5 million into Veritas Gold for the retirement of its debt of $2.0 million and working capital of $500 k to expand gold production at the Chassoul Mine in Costa Rica

(E) This agreement is intended to be legally binding.

1. **DEFINITIONS AND INTERPRETATION**

1.1 The definitions and rules of interpretation in this clause apply in this agreement.

Business Day: a day (other than a Saturday or Sunday) when banks in London are open for business.

Completion: the completion of the making of the Completion Advance.

Completion Advance: means the sum of $2,500,000 to be advanced by DUCP on the Completion Date comprising of the $2.0 debt retirement Advance, and the $500 k Working capital Advance.

Completion Date: means November 21st 2012

Confidential Information: has the meaning given in.

Control: in relation to a body corporate, means the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(a) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b) By virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

And a **Change of Control** occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it.

Encumbrance: includes all encumbrances (whether monetary or not) and all other rights exercisable by third parties.

Existing, Veritas Gold Loans: means the loans and other payment obligations of VGL set out in Schedule "A"

Group: in relation to a company (wherever incorporated), that company, any company of which it is a Subsidiary (its holding company) and any other Subsidiaries of any such holding company; and each company in a Group is a member of the Group.

Unless the context otherwise requires, the application of the definition of Group to any company at any time shall apply to the company as it is at that time.

DUCP Loan: means a loan to be made to VGL in the sum of $2,500,000.

Subsidiary: in relation to a company (wherever incorporated) (the holding company), any other company in which the holding company (or a person acting on its behalf) directly or indirectly holds or controls either:

(a) A majority of the voting rights exercisable at general meetings of the company; or

(b) The right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of the company,

And any company which is a Subsidiary of another company is also a Subsidiary of that company's holding company.

Unless the context otherwise requires, the application of the definition of Subsidiary to any company at any time shall apply to that company as it is at that time.

Loan: means the DUCP Loan of $2.5 million,

Working Capital Loan: means the loan in the sum of $500,000.

1.2 Clause and schedule headings do not affect the interpretation of this agreement.

1.3 A person includes a corporate or unincorporated body.

1.4 Words in the singular include the plural and in the plural include the singular.

1.5 A reference to one gender includes a reference to the other gender.

1.6 All warranties, representations, agreements and obligations expressed to be given or entered into by more than one person are given or entered into jointly and severally by the persons concerned.

1.7 A reference to a law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.8 Writing or written includes faxes but not e-mail.

1.9 Documents in agreed form are documents in the form agreed by the parties and initialled by them for identification.

1.10 A reference to a document is a reference to the document whether in paper or electronic form.

1.11 A reference to time and date is a reference to time and date in London.

2. **DUCP OBLIGATIONS**

2.1 DUCP represents to Ascot Mining Plc, **Parties** that it can, and hereby agrees that it will, provide or procure a Loan as follows:

(a) DUCP Loan of $2.0 million for VGL to retire debt funded at Completion;

(b) Working Capital Loan for VGL to increase gold production of $500 k at Completion

2.2 The DUCP debt retirement loan shall be applied solely towards the discharge $2.0 million of debts of VGL to Texel Capital limited

2.3 The Working Capital Loan of $500 k shall be used for increasing gold production at the Chassoul Gold Mine in Costa Rica

3. **TERMS OF LOANS**

3.1 The DUCP Loan, of $2.5 in total loan proceeds shall be advanced for a term of 25 months from the date of advance to VGL, and shall bear interest at the rate of 8 % per annum.

3.2 By way of security for the DUCP Loan, with effect from Completion, VGL hereby pledges in favour of DUCP or its assignees the Gold production of $100,000 per month for 25 months to cover the repayment of the DUCP Loan to the extent necessary to secure the total liabilities under the DUCP Loan.

3.3 The DUCP Loan shall be repayable in the event of a change of control of Ascot Mining PLC (being the control immediately following completion)

4. **COMPLETION**

4.1 Completion shall occur on the Completion Date or at an earlier date as may be mutually agreed.

4.2 At completion each of the matters set out in clauses 6.3 to 6.8 shall occur with completion having occurred once all of those matters have been performed or waived by the party for whose benefit an obligation arises.

4.3 **Ascot Mining PLC** shall deliver up:

(a) Signed Share transfer forms transferring the 50 % Shareholding in Veritas Gold CR SA to DUCP;

(b) The executed loan documents of Veritas Gold CR SA in relation to the $2.5 million loan that contains the proviso to repay the $2.5 at the rate of $100 k per month in gold at a fixed price of 8 % to 2nd London fixing price on the repayment date

(c) Board resolutions appointing Directors of DUCP to the Board of Directors of Veritas Gold CR S.A

4.4 **DUCP** shall deliver up:

(a) One Hundred Million common shares of DUCP registered in the name of Ascot Mining PLC;

(b) The loan proceeds of $2.5 million in cash to VGL

4.5 The Existing Directors of VERIDAS GOLD:

(a) Resolve to approve the terms of the $2.5 million loan

(b) Resolve to approve the sale by Ascot Mining PLC of 50 % of Veritas Gold CR SA to DUCP in exchange for the consideration as provided for herein, and to use best efforts to obtain board approval to such sale,

(c) Resolve to appoint the New Directors as nominated by DUCP upon execution of this agreement, DUCP hereby nominates Brian Smith and Tom Verdon as its nominees to the board of Veritas Gold CR SA

4.6 The resolutions appointing the New Directors and approving the loan terms

5. **Terms of purchase of Veritas Gold CR SA Shares by DUCP**

5.1 Ascot Mining PLC shall sell and DUCP shall purchase 50 % of the ordinary shares on the following terms:

(a) DUCP shall deliver 100 million of its common shares to Ascot Gold PLC in exchange for the delivery and transfer of the 50 % Shareholding in Veritas Gold CR SA to DUCP

(b) DUCP shall loan the $2.5 million in cash to Veritas Gold on November 21st 2012

(c) Veritas Gold shall pay off the $2.0 million debt due and utilise $500 k for working capital to increase gold production at the Chassoul Gold mine in Costa Rica

(d) Veritas Gold shall deliver a Note to DUCP in the sum of $2.5.0 million, convertible at DUCP'S option into gold of $100 k per month from monthly production and the note shall bear interest at 8 % per anum and be due in two years and one month from date of issue.

	GOVERNING LAW	Laws of England and Wales
6.	COSTS	Each party shall be liable to satisfy its own legal and other adviser's costs and expenses in respect of the Transaction set out in this term sheet.
7.	BINDING EFFECT	The provisions of the term sheet reflect a binding agreement of the parties.
8.	ANNOUNCEMENT	Save as required by law or by a relevant regulatory-authority, a party shall not make any announcement in relation to this transaction without the written consent of the other parties.

Executed as a Deed by
ARX GOLD CORP(DUCP))
acting by:)

Name Brian Smith
Chief Executive Officer

Executed as a Deed by
Ascot Mines PLC)
acting by:)

Name DAVID JACKSON
Director / Chairman

Name GRAHAM MAY
Director/Secretary

Executed as a Deed by
Veritas Gold CR SA
acting by:)

Name DAVID JACKSON
Director / Chairman

Name
Director/Secretary